Exhibit 99.1

7315 Wisconsin Avenue, 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Acquires The Revere Hotel Boston Common
in Boston, Massachusetts

Bethesda, MD, December 18, 2014 - Pebblebrook Hotel Trust (NYSE:PEB) (the “Company”) today announced that it has acquired the Revere Hotel Boston Common (“Revere Hotel”), an attached 826-space parking garage and an adjacent land parcel for $260.4 million. The 356-room hotel is located in the heart of the historic Theater District of downtown Boston, Massachusetts.

“We’re thrilled to announce our acquisition of the Revere Hotel and the expansion of our presence in the highly desirable Boston market,” said Jon Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust. “Situated at the convergence of Boston’s Back Bay, Financial District and Theatre District, one block from the Company’s W Boston Hotel, the Revere Hotel is proximate to the city’s most notable attractions, including the Hynes Convention Center, Boston Common, Copley Square, TD Garden, Faneuil Hall, Fenway Park and Newbury Street. The hotel is ideally located near high-quality demand generators including Class A office space, some of Boston’s finest dining, upscale destination retail, theatre venues, and medical and educational institutions.”

The Revere Hotel is a 356-room, upper-upscale, full-service hotel that was built in 1972 and converted to its independent status following an extensive $29.0 million ($81,000 per key) renovation in 2012 that impacted all areas of the hotel. The property includes a large amount of unique meeting and event space, totaling over 28,000 square feet, including Space 57, a versatile, blank canvas meeting room, Theatre 1, a popular venue for movie screenings, business conferences and intimate concerts, and The Gallery, an avant-garde meeting floor, all of which is in addition to 16,000 square feet at the Rooftop at Revere and Emerald Lounge. The Rooftop at Revere is a seasonal rooftop bar situated seven stories above street level over the parking garage, while Emerald Lounge serves both hotel guests and locals as the property’s second floor cocktail bar and private event space. Rustic Kitchen Bistro and Bar (leased) offers Italian-Mediterranean cuisine and is located on the ground floor. The attached 282,000 square foot parking garage is six stories and offers 826 spaces with accessibility from

Stuart Street and Charles Street. The property features a state-of-the-art fitness center, a heated indoor swimming pool, valet parking and a business center.

In addition to the acquisition of the hotel and parking garage, the Company also purchased an adjacent 3,181 square foot vacant land parcel located at 212 Stuart Street. This land parcel offers a potential development opportunity that the Company will evaluate to determine optimal development utilization in the future.

For the trailing twelve months ended November 2014, the Revere Hotel operated at 87 percent occupancy, with an average daily rate (“ADR”) of $231 and room revenue per available room (“RevPAR”) of $202. In 2015, the Company currently forecasts that the hotel will generate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $18.0 to $18.5 million and net operating income after capital reserves (“NOI”) of $16.2 to $16.7 million.

The Company expects to incur approximately $0.5 million of costs related to the acquisition of the hotel.

The acquisition of the Revere Hotel brings the total number of properties in the Company’s portfolio to 35 and marks the Company’s second investment in Boston, Massachusetts.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 35 hotels, including 29 wholly owned hotels with a total of 6,948 guest rooms and a 49% joint venture interest in six hotels with a total of 1,775 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Hollywood, Santa Monica, West Hollywood and Westwood); New York, New York; Boston, Massachusetts; San Diego, California; Portland, Oregon; Buckhead, Georgia; Seattle, Washington; Washington, DC; Philadelphia, Pennsylvania; Miami, Florida; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” relating to, among other things, potential property acquisitions, hotel EBITDA, hotel net operating income after capital reserves, acquisitions costs and projected demand. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of hotel-level EBITDA and net operating income after capital reserves; projections of acquisition costs; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of future economic performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly

Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and at www.sec.gov.
All information in this release is as of December 18, 2014. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations. The Company assumes no responsibility for the contents or accuracy of the information on any of the non-Company websites mentioned herein, which are included solely for ease of reference.
Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

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Pebblebrook Hotel Trust
Revere Hotel Boston Common
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
2015 Forecast
(Unaudited, in millions)

	Range
	Low		High

Hotel net income	$11.1	to	$11.6

Adjustment:
Depreciation and amortization (1)	6.9		6.9

Hotel EBITDA	$18.0		$18.5

Adjustment:
Capital reserve	(1.8)		(1.8)

Hotel Net Operating Income	$16.2		$16.7

(1) Depreciation and amortization have been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of depreciation and amortization and the resulting change may be material.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2013	2013	2013	2013	2013

Occupancy	79%	87%	88%	81%	84%
ADR	$194	$221	$227	$222	$217
RevPAR	$154	$192	$200	$180	$181

Hotel Revenues	$161.9	$197.3	$200.1	$191.7	$751.0
Hotel EBITDA	$34.9	$62.9	$64.2	$56.4	$218.4

	First Quarter	Second Quarter	Third Quarter
	2014	2014	2014
Occupancy	80%	88%	90%
ADR	$209	$238	$248
RevPAR	$168	$209	$222

Hotel Revenues	$174.1	$208.7	$218.1
Hotel EBITDA	$42.0	$70.3	$77.9

These historical hotel operating results include information for all of the hotels the Company owned as of December 18, 2014. The hotel operating results for the Manhattan Collection only includes 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.